UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: May 25, 2023

HORACE MANN EDUCATORS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-10890	37-0911756
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Horace Mann Plaza, Springfield, Illinois 62715‑0001
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: 217‑789‑2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	HMN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07: Submission of Matters to a Vote of Security Holders
Horace Mann Educators Corporation’s Annual Meeting of Shareholders was held on May 24, 2023 (Annual Meeting). On the record date of March 28, 2023, there were 40,826,549 shares of Horace Mann Educators Corporation's common stock issued and outstanding and entitled to be voted at the Annual Meeting. The final results of the matters submitted to a vote of security holders are shown in the table below.

	Votes	Votes		Broker
Proposal No. 1 -	For	Against	Abstentions	Non-Votes
Election of 9 Directors:
Thomas A. Bradley	38,664,420	76,382	7,267	451,355
Victor P. Fetter	38,716,823	23,978	7,268	451,355
Perry G. Hines	38,648,734	92,068	7,267	451,355
Mark E. Konen	38,500,380	240,420	7,269	451,355
Beverley J. McClure	38,273,231	467,347	7,491	451,355
H. Wade Reece	38,457,158	283,627	7,284	451,355
Aaliyah A. Samuel, EdD	38,716,341	24,460	7,268	451,355
Elaine A. Sarsynski	38,582,164	158,615	7,290	451,355
Marita Zuraitis	38,653,204	87,295	7,570	451,355

	Votes	Votes		Broker
Proposal No. 2 -	For	Against	Abstentions	Non-Votes
Advisory Resolution to Approve Named Executive Officers’ Compensation	37,748,936	986,233	12,900	451,355

Proposal No. 3(1) -	1 Year	2 Years	3 Years	Abstentions
Advisory Vote on the Frequency of Future Advisory Votes on Named Executive Officers’ Compensation	35,946,809	2,791	2,787,521	10,948
(1) 451,355 of Broker Non-Votes were submitted.

	Votes	Votes		Broker
Proposal No. 4 -	For	Against	Abstentions	Non-Votes
Ratification of KPMG LLP, an independent registered public accounting firm, as the Company’s auditors for the year ending December 31, 2023	37,568,916	1,626,567	3,941	Not Applicable
Item 9.01: Financial Statements and Exhibits
(d)Exhibits.
Exhibit 99.1    News release dated May 25, 2023.
Exhibit 104    Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORACE MANN EDUCATORS CORPORATION

By:	/s/ Donald M. Carley
	Name:	Donald M. Carley
	Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: May 25, 2023
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